GCF BANK

EXECUTIVE INCENTIVE RETIREMENT PLAN AGREEMENT

As Amended and Restated

THIS AGREEMENT, made and entered into this ____ day of ________, 2008, by and between GCF Bank, a Bank organized and existing under the laws of the United States (hereinafter referred to as the “Bank”), and __________________ an Executive of the Bank (hereinafter referred to as the “Executive”);

WHEREAS, the Bank and the Executive wish to enter into an agreement relating to the Executive’s services to the Bank upon the terms and conditions herein set forth;

WHEREAS, the Bank and the Executive have previously entered into the Executive Incentive Retirement Plan Agreement (hereinafter referred to as the “Executive Plan”) on July 30, 2002, effective on January 1, 2002; and

WHEREAS, it is the intent of the parties hereto that this Executive Incentive Retirement Plan Agreement (hereinafter referred to as the “Executive Plan”) be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits to the Executive, and be considered a non-qualified benefit plan for purposes of the Employee Retirement Security Act of 1974, as amended (“ERISA”). The Executive is fully advised of the Bank’s financial status; and

WHEREAS, certain revisions to the Executive Plan are necessary in order to conform such Executive Plan to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) and related regulations and notices promulgated thereunder, with such revisions to be effective as of January 1, 2009.

NOW, THEREFORE BE IT RESOLVED, that the Executive Plan shall be revised, amended and restated in its entirety, effective as of January 1, 2009, as follows:

I.	EXECUTIVE’S SERVICES

So long as the Executive shall continue to be an officer of the Bank the Executive shall devote the Executive’s best efforts to the performance of the Executive’s duties as an officer of the Bank.

II.	AWARD

The Award covered under this Agreement shall be the Award(s) paid to the Executive for the Executive’s services as determined in the sole discretion of the Board of the Bank based upon the criteria attached hereto as Exhibit “A” and fully incorporated herein by reference. Said criteria in Exhibit “A” may be modified by the Board in its sole discretion at any time. The Award(s) deferred under this Agreement shall be credited to the Executive in the manner and by the terms and conditions specified in Paragraph IV.

III.    VESTING

The Executive shall be vested in each Award individually at a rate of twenty percent (20%) per full year of employment with the Bank from the date of each such Award. On and subsequent to the Executive attaining age sixty-five (65) while in the continuous employ of the Bank, the Executive shall be one hundred percent (100%) vested in any and all Awards to said date.

IV.	CREDITS TO INCENTIVE RETIREMENT PLAN ACCOUNT

The Bank shall establish a bookkeeping account for the Executive (hereinafter referred to as the “Executive Incentive Retirement Plan Account”), which shall be credited on the dates such Award(s) as defined in Paragraph II are granted.

V.	INTEREST ON THE INCENTIVE RETIREMENT PLAN ACCOUNT

The Executive Incentive Retirement Plan Account shall be credited with an amount that is in addition to the Award(s) credited under Paragraph IV. Such amount shall be determined by multiplying the balance of the Executive’s Account by a rate of interest equal to the New York average prime lending rate for each year as quoted in the Wall Street Journal. Such rate shall be adjusted annually. Such amount shall be credited as long as there is a balance in the Executive’s Incentive Retirement Plan Account and shall be credited on December 31 of each year.

VI.	NATURE OF THE INCENTIVE RETIREMENT PLAN ACCOUNT

The Executive Incentive Retirement Plan Account shall be utilized solely as a device for the measurement and determination of the amount of Incentive Retirement Plan to be paid to the Executive at the times hereinafter specified and the Bank shall not segregate any of its assets in order to satisfy any obligations under this Agreement. The Executive Incentive Retirement Plan Account shall not constitute or be treated as a trust fund of any kind. On the contrary, it is understood that all amounts credited to the Executive Incentive Retirement Plan Account shall be for the sole purpose of bookkeeping and remain the sole property of the Bank, and that the Executive shall have no ownership rights of any nature with respect thereto. The Executive’s rights are limited to the right to receive payments as hereinafter provided, and the Executive’s position with respect thereto is that of a general unsecured creditor of the Bank.

VII.	PAYMENT OF EXECUTIVE’S DEFERRED COMPENSATION

Subject to Paragraph XIII, the amounts in the Executive Incentive Retirement Plan Account shall be paid in equal annual installments for fifteen (15) years certain. The amount payable shall be equal to the vested balance of the Executive’s Incentive Retirement Plan Account as defined in Paragraph VI, including all interest credited as of the date of commencement of such payments pursuant to Paragraph V, plus additional interest earnings credited to such account based upon the periodic balance of such account during the pay-out period. Said installment payments of such vested deferred amounts shall commence on the first day of the calendar month following the Termination of Employment of the Executive due to retirement, resignation, disability, or removal or upon plan termination, whichever shall occur first.

“Disability” (total and permanent disability) means total and permanent disability within the meaning of the Social Security Act.

PERMISSIBLE LUMP-SUM PAYOUTS. Notwithstanding the foregoing, the Bank may, in its sole discretion, commence pay-out of the vested amount in such Executive Incentive Retirement Plan Account at any time, provided that such pay-out amount shall be in an amount equal to not less than the lump sum value of such vested account balance, including interest earnings thereon, determined on the date of such pay-out; provided that such pay-out (1) accompanies the termination of the Executive’s entire interest under the Executive Plan and all similar arrangements that constitute a nonqualified deferred compensation plan under Regulations at Section 1.409A-1(c) applicable to Section 409A of the Code; and (2) the payment is not greater than the applicable dollar amount under Code Section 402(g)(1)(B).

VIII.	DEATH OF EXECUTIVE PRIOR TO TERMINATION OF SERVICE OR COMMENCEMENT OF PAYMENTS

In the event of the death of the Executive prior to termination of service or commencement of payments, the Executive’s vested percentage of the account balance on the date of death shall be paid in a lump sum to such individual(s) or entity(ies) as the Executive may have designated in writing and filed with the Bank. Said amount shall be paid on the first day of the second month following the decease of the Executive. In the event no designation is made, the Executive’s vested percentage of the account balance on the date of death shall be paid, in a lump sum, as set forth herein to the duly qualified executor or administrator of the Executive’s estate, provided however if no such executor or administrator is appointed, the Bank shall not paid said lump sum until said appointment.

IX.	DEATH OF EXECUTIVE SUBSEQUENT TO COMMENCEMENT OF PAYMENTS

In the event of the death of the Executive after commencement of payments but prior to the Executive receiving all payments due the Executive under this Agreement, the remaining vested percentage of the account balance on the date of death shall be paid in a lump sum, on the first day of the second month following the death of the Executive, to such individual(s) or entity(ies) as the Executive may have designated in writing and filed with the Bank. In the event no designation is made, the Executive’s vested percentage of the account balance on the date of death shall be paid, in a lump sum, as set forth herein to the duly qualified executor or administrator of the Executive’s estate, provided however if no such executor or administrator is appointed, the Bank shall not pay said lump sum until said appointment.

X.	RESTRICTIONS UPON FUNDING

The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Executive Plan. The Executives, their beneficiary(ies), or any successor in interest shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Executive Plan or to refrain from funding the same and to determine the extent, nature and method of such funding. Should the Bank elect to fund this Executive Plan, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall any Executive be deemed to have any lien, right, title or interest in any specific funding investment or to any assets of the Bank.

For any Executive who begins employment with the Bank subsequent to the Effective Date of this Agreement, if the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

XI.	MISCELLANEOUS
A.	Alienability and Assignment Prohibition:

Neither the Executive, nor the Executive’s surviving spouse, nor any other beneficiary(ies) under this Executive Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or the Executive’s beneficiary(ies), nor be transferable by operation of law in the event of Bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank’s. obligations and liabilities pursuant to this agreement shall forthwith cease and terminate.

B.	Binding Obligation of the Bank and any Successor in Interest:

The Bank shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such Bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Executive Plan. This Executive Plan shall be binding upon the parties hereto, their successors, beneficiaries, heirs and personal representatives.

C.	Amendment or Revocation:

It is agreed by and between the parties hereto that this Executive Incentive Retirement Plan Agreement may be amended, terminated or revoked at any time or times, in whole or in part, by the Bank in its sole discretion. Upon a Change of Control as set forth in Paragraph XIII herein, it is agreed by and between the parties hereto that this Executive Plan Agreement may be amended or revoked any time or times, in whole or in part, only by the mutual written consent of the Executive and the Bank.

Notwithstanding the foregoing, the Bank or any successor thereto may terminate or revoke the Agreement at anytime within its sole discretion, provided that the balance then accrued under the Executive Incentive Retirement Plan Account on behalf of the Executive shall be deemed fully earned and non-forfeitable at such time without regard to any vesting criteria, and such account shall be immediately paid to the Executive (without regard to any actual Termination of Employment) or designated beneficiary in a lump sum payment; provided, however, any such distributions to be made in accordance with this Section shall comply with the requirements and limitation under Section 409A of the Code, including that such lump-sum distribution shall only be made: (1) within thirty (30) days before, or twelve (12) months after a change in the ownership or effective control of the Bank, or change in the ownership of a substantial portion of the assets of the Bank as described in Section 409A(2)(A)(v) of the Code, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all of the Bank’s arrangements which are substantially similar to the Agreement are terminated so the Executive and all participants under similar arrangements shall receive all amounts of deferred compensation under such terminated agreements within twelve (12) months of the termination of the arrangements; (2) Upon the Bank’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Agreement are included in the Executive’s gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or (3) Upon the Bank’s termination of this and all other account balance plans (as referenced in Section 409A of the Code or the regulations thereunder), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Bank does not adopt any new account balance plans for a minimum of three (3) years following the date of such termination.

D.	Gender:

Whenever in this Executive Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

E.	Effect on Other Bank Benefit Plans:

Nothing contained in this Executive Plan shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank’s existing or future compensation structure.

F.	Headings:

Headings and subheadings in this Executive Plan are inserted for reference and convenience only and shall not be deemed a part of this Executive Plan.

G.	Applicable Law:

The validity and interpretation of this Agreement shall be governed by the laws of the State of New Jersey.

H.	12 U.S.C. Section 1828(k):

Any payments made to the Executive pursuant to this Executive Plan, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. § 1828(k) or any regulations promulgated thereunder.

I.	Partial Invalidity:

If any term, provision, covenant, or condition of this Executive Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Executive Plan shall remain in full force and effect notwithstanding such partial invalidity.

J.	Employment:

No provision of this Agreement shall be deemed to restrict or limit any existing employment agreement by and between the Bank and the Executive, nor shall any conditions herein create specific employment rights to the Executive nor limit the right of the Employer to discharge the Executive with or without cause. In a similar fashion, no provision shall limit the Executive’s rights to voluntarily sever his or her employment at any time.

XII.	ERISA PROVISION
A.	Named Fiduciary and Plan Administrator:

The “Named Fiduciary and Plan Administrator” of this Executive Plan shall be Gloucester County Federal Savings Bank until its resignation or removal by the Board. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of the Executive

Plan. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Executive Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

B.	Claims Procedure and Arbitration:

In the event a dispute arises over benefits under this Executive Plan and benefits are not paid to the Executive (or to the Executive’s beneficiary(ies) in the case of the Executive’s death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to, the Named Fiduciary and Plan Administrator named above within sixty (60) days from the date payments are refused. The Named Fiduciary and Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, it shall provide in writing within sixty (60) days of receipt of such claim its specific reasons for such denial, reference to the provisions of this Executive Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Named Fiduciary and Plan Administrator fail to take any action within the aforesaid sixty-day period.

If claimants desire a second review they shall notify the Named Fiduciary and Plan Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Executive Plan or any documents relating thereto and submit any written issues and comments they may feel appropriate. The Named Fiduciary and Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan Agreement upon which the decision is based.

If claimants continue to dispute the benefit denial based upon completed performance of this Executive Plan or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to an arbitrator for final arbitration within six (6) months from the actual or calculated date of the final written review. The arbitrator shall be selected by mutual agreement of the Bank and the claimants. The arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that unless otherwise agreed by mutual written consent of both parties, there shall be no other alternative dispute resolution in law or equity other than binding arbitration and they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such arbitrator with respect to any controversy properly submitted for determination. The arbitrator shall determine any award of attorney’s fees or other costs of arbitration to the prevailing party.

C.

Where a dispute arises as to the Bank’s discharge of the Executive “for cause”, such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder. A determination by an arbitrator that a discharge or non re-election was not “for cause” shall govern the parties solely as to payment of benefits and shall not entitle the Executive to be reinstated or re-elected to office.

XIII.	CHANGE IN CONTROL

“Change in Control” shall mean: (i) a change in ownership of the Bank under paragraph (a) below, or (ii) a change in effective control of the Bank under paragraph (b) below, or (iii) a change in the ownership of a substantial portion of the assets of the Bank under paragraph (c) below:

(a) CHANGE IN THE OWNERSHIP OF THE BANK. A change in the ownership of the Bank shall occur on the date that any one person, or more than one person acting as a group (as defined in paragraph (b)), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation (within the meaning of paragraph (b) below). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This paragraph (a) applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction.

(b) CHANGE IN THE EFFECTIVE CONTROL OF THE BANK. A change in the effective control of the Bank shall occur on the date that either (i) any one person, or more than one person acting as a group (as determined below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 30 percent or more of the total voting power of the stock of such corporation; or (ii) a majority of members of the corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election, provided that for purposes of this paragraph (b)(ii), the term corporation refers solely to a corporation for which no other corporation is a majority shareholder. In the absence of an event described in paragraph (i) or (ii), a change in the effective control of a corporation will not have occurred. If any one person, or more than one person acting as a group, is considered to effectively control a corporation

(within the meaning of this paragraph (b)), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation (or to cause a change in the ownership of the corporation within the meaning of paragraph (a)). Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(c) CHANGE IN THE OWNERSHIP OF A SUBSTANTIAL PORTION OF THE BANK’S ASSETS. A change in the ownership of a substantial portion of the Bank’s assets shall occur on the date that any one person, or more than one person acting as a group (as determined below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. There is no Change in Control event under this paragraph (c) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer.

(d) Each of the sub-paragraphs (a) through (c) above shall be construed and interpreted consistent with the requirements of Section 409A of the Code and any Treasury regulations or other guidance issued thereunder. However, a change in control shall not be deemed to have occurred as a result of a holding company reorganization of the Bank and simultaneous acquisition of more than 50% of the Bank’s stock (following the Bank’s conversion to stock form) by a parent savings and loan holding company or bank holding company.

XIV.	DISCHARGE OR NON RE-ELECTION FOR CAUSE

In the event the Executive shall be discharged or not re-elected for cause at any time, all benefits provided herein shall be forfeited. The term “for cause” shall mean any of the following that result in an adverse effect on the Bank: (i) negligence or neglect; (ii) the commission of a felony, disorderly persons offense or misdemeanor involving moral turpitude, fraud or dishonesty; (iii) the willful violation of any law, rule or regulation (other than a traffic violation or similar offense); (iv) an intentional failure to perform stated duties;, or (v) a breach of fiduciary duty involving personal profit. If a dispute arises as to payment of benefits premised upon whether a discharge or non re-election is “for cause,” such dispute shall be resolved by arbitration as set forth in PARAGRAPH XII (B). A determination by an arbitrator that a discharge or non re-election was not “for cause” shall govern the parties solely as to the payment of benefits hereunder and shall not entitle the Executive to be reinstated or re-elected to office.

XV.	EFFECTIVE DATE

The original effective date of this Agreement shall be January 1, 2002 and the restated agreement shall be effective January 1, 2009.

XVI.	SECTION 409A COMPLIANCE.

A.

Notwithstanding anything herein to the contrary, the Committee shall make reasonable efforts to administer the Executive Plan and make benefit payments hereunder in a manner that is not deemed to be contrary to the requirements set forth at Section 409A of the Code and regulations and notices promulgated thereunder such that any payments made would result in the requirement for the recipient of such payments to pay additional interest and taxes to be imposed in accordance with Section 409A(a)(1)(B) of the Code; provided, however, neither the Bank, nor the Committee shall have any responsibility to a Executive or beneficiary(ies) with respect to any tax liabilities that may be applicable to any payments made by the Executive Plan.

B.

If any provision of the Executive Plan shall be determined to be inconsistent with the requirements of Section 409A of the Code, then, the Executive Plan shall be construed, to the maximum extent possible, to give effect to such provision in a manner consistent with Section 409A of the Code, and if such construction is not possible, as if such provision had never been included.

C.	Delay of Payment Commencement to Specified Employee

Notwithstanding any provision in the Executive Plan to the contrary, if the Executive is a Specified Employee, such Executive’s benefit payments shall become first payable to him or her as of the first day of the seventh month next following his or her Termination of Employment, if and only if such payments, if made earlier, would result in the recipient of such payments to pay additional interest and taxes to be imposed in accordance with Section 409A(a)(1)(B) of the Code; provide that such payment delay shall not be required in the event of the death of the Executive. “Specified Employee” shall mean a key employee who, at any time during the plan year, is (i) an officer of the Bank having an annual compensation greater than $150,000 (as indexed), (ii) a 5-percent owner of Bank, or (iii) a 1-percent owner of the Bank having an annual compensation from the Savings Bank greater than $150,000; provided, however, that this subparagraph shall only be effective if the stock of the Bank or a parent corporation is publicly traded as set forth at Section 409A(a)(2)(B)(i).

D.

Distributions Upon Income Inclusion Under Section 409A of the Code. Upon the inclusion of any amount as taxable income to the Executive as a result of the failure of this non-qualified deferred compensation agreement to comply with the requirements of Section 409A of the Code, to the extent such tax liability can be covered by the then accrued Executive Incentive Retirement Plan Account balance, a distribution shall be made to the Executive as soon as is administratively practicable following the discovery of the plan failure in an amount sufficient for the Executive to pay such tax liability.

E.

Request to Delay Payment by Executive. Any request by the Executive to delay the commencement date of the distribution of the Executive Incentive Retirement Plan Account shall be detailed in writing and approved by the Committee not less than one year prior to the payment commencement date of the Executive Incentive Retirement Plan Account, absent such written request, and such payment commencement date shall not be earlier than five years from payment commencement date, absent such subsequent written request.

F.

“Termination of Employment” means that the Execuitve ceases to be employed by the Bank for any reason other than death or Disability of the Executive. “Termination of Employment” shall have the same meaning as “separation from service”, as that phrase is defined in Section 409A of the Code (taking into account all rules and presumptions provided for in the Section 409A regulations). Whether a “Termination of Employment” takes place is determined based on whether the facts and circumstances indicate that the employer and employee reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the employee would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 20 percent of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the employer if the employee has been providing services to the employer less than 36 months). Facts and circumstances to be considered in making this determination include, but are not limited to, whether the employee continues to be treated as an employee for other purposes (such as continuation of salary and participation in employee benefit programs), whether similarly situated service providers have been treated consistently, and whether the employee is permitted, and realistically available, to perform services for other service recipients in the same line of business. An employee is presumed to have separated from service where the level of bona fide services performed decreases to a level equal to 20 percent or less of the average level of services performed by the employee during the immediately preceding 36-month period.

An employee will be presumed not to have separated from service where the level of bona fide services performed continues at a level that is a 50 percent or more of the average level of service performed by the employee during the immediately preceding 36-month period. No presumption applies to a decrease in the level of bona fide services performed to a level that is more than 20 percent and less than 50 percent of the average level of bona fide services performed during the immediately preceding 36-month period. The presumption is rebuttable by demonstrating that the employer and the employee reasonably anticipated that as of a certain date the level of bona fide services would be reduced permanently to a level less than or equal to 20 percent of the average level of bona fide services provided during the immediately preceding 36-month period or full period of services provided to the employer if the employee has been providing services to the service recipient for a period of less than 36 months (or that the level of bona fide services would not be so reduced).

For purposes of this paragraph, for periods during which an employee is on a paid bona fide leave of absence and has not otherwise terminated employment, the employee is treated as providing bona fide services at a level equal to the level of services that the employee would have been required to perform to receive the compensation paid with respect to such leave of absence. Periods during which an employee is on an unpaid bona fide leave of absence and has not otherwise terminated employment are disregarded for purposes of determining the applicable 36-month (or shorter) period). Bona fide leave of absence means that there is a reasonable expectation that the employee will return to perform services for the employer.

IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

GCF BANK
Sewell, New Jersey

Attest	By:

Witness	Executive

BENEFICIARY DESIGNATION FORM

FOR THE EXECUTIVE INCENTIVE RETIREMENT

PLAN AGREEMENT

I.	PRIMARY DESIGNATION

(You may refer to the beneficiary designation information prior to completion.)

A.	Person(s) as a Primary Designation:

(Please indicate the percentage for each beneficiary.)

Name		Relationship			/	%
Address:
	(Street)		(City)	(State)	(Zip)

Name		Relationship			/	%
Address:
	(Street)		(City)	(State)	(Zip)

Name		Relationship			/	%
Address:
	(Street)		(City)	(State)	(Zip)

Name		Relationship			/	%
Address:
	(Street)		(City)	(State)	(Zip)

B.	Estate as a Primary Designation:

My Primary Beneficiary is The Estate of ________________________________________________

as set forth in the last will and testament dated the ______ day of ______________, _______and any codicils thereto.

C.	Trust as a Primary Designation:

Name of the Trust: _________________________________________________________________

Execution Date of the Trust: _______/_______/_______

Name of the Trustee: _________________________________________________________

Beneficiary(ies) of the Trust (please indicate the percentage for each beneficiary):

___________________________________________________________________________

___________________________________________________________________________

Is this an Irrevocable Life Insurance Trust? _______Yes	_______ No

(If yes and this designation is for a Split Dollar agreement, an Assignment of Rights form should be completed.)

II.	SECONDARY (CONTINGENT) DESIGNATION

A.	Person(s) as a Secondary (Contingent) Designation:

(Please indicate the percentage for each beneficiary.)

Name		Relationship			/	%
Address:
	(Street)		(City)	(State)	(Zip)

Name		Relationship			/	%
Address:
	(Street)		(City)	(State)	(Zip)

Name		Relationship			/	%
Address:
	(Street)		(City)	(State)	(Zip)

Name		Relationship			/	%
Address:
	(Street)		(City)	(State)	(Zip)

B.	Estate as a Secondary (Contingent) Designation:

My Secondary Beneficiary is The Estate of ______________________________________________

as set forth in the last will and testament dated the ______ day of ______________, _______

and any codicils thereto.

C.	Trust as a Secondary (Contingent) Designation:

Name of the Trust: __________________________________________________________________

Execution Date of the Trust: _______/_______/_______

Name of the Trustee: ________________________________________________________________

Beneficiary(ies) of the Trust (please indicate the percentage for each beneficiary):

___________________________________________________________________________

___________________________________________________________________________

All sums payable under the Director Fee Continuation Plan Agreement by reason of my death shall be paid to the Primary Beneficiary(ies), if he or she survives me, and if no Primary Beneficiary(ies) shall survive me, then to the Secondary (Contingent) Beneficiary(ies). This beneficiary designation is valid until the participant notifies the bank in writing.

Executive	Date

DEFERRAL DECLARATION

I.	DISTRIBUTION ELECTION

Pursuant to the provisions of my Executive Incentive Retirement Plan Agreement with GCF Bank, I hereby elect to have any distribution of the balance in my Executive Incentive Retirement Plan Account paid to me in installments commencing on the later of ________________ (“Alternative Date”) or the first day of the calendar month following my Termination of Employment due to retirement, resignation, disability, or removal or upon plan termination, whichever shall occur first; provided that such Alternative Date must be elected in writing not less than one year prior to the payment commencement date, absent such election, and such Alternative Date must be not less than five years later than such payment commencement date absent such updated election. Each such annual installment shall be determined as of each installment date by dividing the entire amount in my Incentive Retirement Plan Account by the number of installments then remaining to be paid, plus earnings for the period, with the final installment to be the entire remaining balance in the Executive Incentive Retirement Plan Account.

Date
Signature

EXHIBIT “A”

GCF Bank

Executive Incentive Retirement Plan

DEFERRED BONUS PERCENT

Level	Net Income as a % to Budget(1)	Group of Twelve (12)	Top Three (3)
1
2
3
4
5
6

DEFERRED BONUS AWARD AMOUNTS

Group of Twelve (12)	Top Three (3)	Total	Net Expense (2)

(1)	Final net income will be the Bank’s _____ net income as reported. Final net income will include the full accrued expense for the deferred bonus.
(2)	Assumes 40% tax bracket.

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